Exhibit 10.4

STOCK PLEDGE AGREEMENT
This Stock Pledge Agreement (this “Agreement”) is entered into as of July 29, 2015 by and between SILICON VALLEY BANK (“Bank”) and RUBICON PROJECT UNLATCH, INC. (“Pledgor”).
RECITAL
Pledgor wishes to borrow money from time to time from Bank pursuant to that certain Loan and Security Agreement dated as of September 27, 2011, executed by and among The Rubicon Project, Inc., Sitescout Corporation, Rubicon-FAN, Inc., Mobsmith, Inc., and Bank (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement). Concurrently herewith, Pledgor is executing an Additional Borrower Joinder Supplement to become a “Borrower” under the Loan Agreement. Bank has agreed to extend credit and provide other financial accommodations to Pledgor upon the terms and conditions set forth in the Loan Agreement provided Pledgor secures the Obligations in accordance with the terms of this Agreement.
NOW, THEREFORE, Pledgor and Bank agree as follows:

1.	CREATION OF SECURITY INTEREST.
1.1.    Grant of Security Interest
(a)    Pledgor hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the property described on Exhibit A attached hereto (the “Pledged Collateral”) as security for the prompt payment and performance of all of the Obligations.
(b)    The term “Pledged Collateral” shall also include any securities, investment properties, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.
1.2.    Delivery of Additional Documentation Required. Pledgor will from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Pledged Collateral. Pledgor authorizes Bank to file financing statements without notice to Pledgor, in all appropriate jurisdictions, as Bank deems appropriate, to perfect or protect Bank’s interest in the Pledged Collateral. The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will, within five (5) days after the date hereof, be delivered by Pledgor to Bank. Pledgor shall cause the books of the issuers listed on Exhibit A to reflect the pledge of the Pledged Collateral.

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1.3.    Voting Prior to Demand. So long as Pledgor has not received a notice from the Bank that an Event of Default (as defined below) has occurred and is continuing and as a result thereof the Bank is terminating Pledgor’s voting privileges hereunder, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.

2.	REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants that:
2.1.    Due Organization and Qualification. Pledgor is duly existing and in good standing under the laws of its state of formation and is qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.
2.2.    Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement are within Pledgor’s powers, have been duly authorized, and neither conflict with nor constitute a breach of any provision contained in Pledgor’s formation documents or bylaws, nor will they constitute an event of default under any material agreement to which Pledgor is a party or by which Pledgor is bound.
2.3.    No Prior Encumbrances. Pledgor has good title to the Pledged Collateral, free and clear of any liens, security interests, or other encumbrances other than Permitted Liens.
2.4.    Litigation. There is no action, suit or proceeding affecting Pledgor pending or, to Pledgor’s knowledge, threatened before any court, arbitrator, or governmental authority, domestic or foreign, which may have a material adverse effect on the ability of Pledgor to perform its obligations under this Agreement.
2.5.    Solvency. The incurrence of Pledgor’s obligations under this Agreement will not cause Pledgor to (a) become insolvent; (b) be left with unreasonably small capital for any business or transaction in which Pledgor is presently engaged or plans to be engaged; or (c) be unable to pay its debts as such debts mature.

3.	NEGATIVE COVENANTS
Pledgor covenants and agrees that, until the payment in full of the Obligations and for so long as Bank may have any obligation to extend credit to Pledgor or otherwise perform under the Loan Agreement, Pledgor shall not do any of the following, unless permitted by the Loan Agreement:
3.1.    Dispositions. Convey, sell, lease, transfer, pledge, assign control over or otherwise dispose of all or any part of the Pledged Collateral.

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3.2.    Encumbrances. Create, incur, assume or suffer to exist any security interest, lien or encumbrance with respect to the Pledged Collateral, other than the security interest in favor of Bank.

4.	EVENTS OF DEFAULT
Any one or more of the following events shall constitute an “Event of Default” under this Agreement:
4.1.    Loan Agreement. If an Event of Default occurs under the Loan Agreement.

5.	BANK’S RIGHTS AND REMEDIES
5.1.    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Pledgor:
(a)    Exercise all such rights as a secured party under the Uniform Commercial Code of the State of California as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon five (5) days prior written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Bank may grant options, provided that any such terms or options shall, in the best judgment of Bank, be extended only in order to obtain the best possible price.
(b)    Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Loan Agreement occurs all Obligations are immediately due and payable without any action by Bank).
5.2.    Sale of Pledged Collateral. Pledgor recognizes that Bank may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), so that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Bank has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Bank would agree), to register such securities for sale under the Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.
5.3.    Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Agreement, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Pledgor’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

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5.4.    Demand; Protest. Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable.
5.5.    Hold on Pledged Collateral. Pledgor agrees that, until the later of the termination of the Loan Agreement and payment in full of all Obligations, Bank may hold and refuse to release the Pledged Collateral to any party, including Pledgor.
5.6.    Power of Attorney. When an Event of Default occurs and continues, Pledgor irrevocably appoints Bank as its lawful attorney to transfer the Pledged Collateral into the name of Bank or a third party as the Code permits and cause new certificates representing the Pledged Collateral to be issued in the name of Bank. Bank may exercise the power of attorney to sign Pledgor’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank’s appointment as Pledgor’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until the later of the payment in full of all Obligations or so long as Bank may have any obligation to perform under the Loan Agreement.
5.7.    Bank Expenses. If Pledgor fails to pay any amount due hereunder or furnish any required proof of payment to third persons in connection with the Pledged Collateral, Bank may make all or part of the payment and take any action Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Pledged Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default. After the sale of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorneys’ fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Obligations, and shall apply the remainder of the proceeds to the Obligations in such manner as Bank in its reasonable discretion shall determine, and shall pay the balance, if any, to Pledgor.
5.8.    Bank’s Liability for Pledged Collateral. If Bank complies with reasonable banking practices, it is not liable or responsible for the safekeeping of the Pledged Collateral.

6.	NOTICES
Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid facsimile to Pledgor or to Bank, as the case may be, at its addresses and facsimile numbers set forth below:

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If to Pledgor:	Rubicon Project Unlatch, Inc.
12181 Bluff Creek Drive
Playa Vista, CA 90094
Attn:
Fax:

If to Bank:	Silicon Valley Bank
38 Technology Drive West, Suite 150
Irvine, CA 92618
Attn: Victor Le
Fax: (949) 790-9020
Either party hereto may change the address or facsimile number at which it is to receive notices hereunder by notice in writing in the foregoing manner given to the other.

7.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE LOAN AGREEMENT, AND ANY RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing

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preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

8.	GENERAL PROVISIONS
8.1.    Amendment of Loan Documents. Pledgor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.
8.2.    Pledgor Waivers. Pledgor waives any right to require Bank to (a) proceed against any guarantor or any other person; or (b) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of all circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances. Pledgor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Pledgor agrees that it shall not assert any such defenses or rights.
8.3.    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Pledgor may not assign this Agreement or any rights under it

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without Bank’s prior written consent which may be granted or withheld in Bank’s reasonable discretion. Bank has the right, without the consent of or notice to Pledgor, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.
8.4.    Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.
8.5.    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
8.6.    Amendments in Writing, Integration. All amendments to this Agreement must be in writing and executed by the parties hereto. This Agreement represents the entire agreement about this subject matter and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement.
8.7.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one agreement.
8.8.    Survival. All covenants, representations and warranties made in this Agreement continue in full force while any obligations remain outstanding.
8.9.    Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Pledgor and Bank arising out of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be executed as of the date first written above.

Pledgor	RUBICON PROJECT UNLATCH, INC.

	By:	/s/ Jonathan Feldman
Title: Assistant Secretary

Bank	SILICON VALLEY BANK

	By:	/s/ Victor Le
Title: Assistant Secretary

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EXHIBIT A
The Pledged Collateral consists of all of Pledgor’s right, title and interest in and to the following whether owned now or hereafter arising and whether the Pledgor has rights now or hereafter has rights therein and wherever located:
All Pledged Equity; and
all Pledgor’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.
As used herein:
“Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, equity security or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.
“Issuer” means Rubicon Project Daylight, Inc. and any other issuer of any of the Pledged Equity.
“Pledged Equity” means, to the extent set forth on Schedule 1 hereto, the Equity Interests of each Issuer owned by Pledgor, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(a)    all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(ii)    in the event of any consolidation or merger involving the Issuer thereof and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger.

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SCHEDULE 1
PLEDGED EQUITY

Issuer; Type and Place of Organization	Number of Shares	Type	Certificate Number	Percentage Ownership
Rubicon Project Daylight, Inc.				100%

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STOCK POWER
FOR VALUE RECEIVED, the undersigned, Rubicon Project Unlatch, Inc., a Delaware corporation (“Pledgor”) does hereby sell, assign and transfer to __________________________________ all of its Equity Interests (as hereinafter defined) represented by Certificate No(s). _______ in RUBICON PROJECT DAYLIGHT, INC. (“Issuer”), standing in the name of Pledgor on the books of said Issuer. Pledgor does hereby irrevocably constitute and appoint ______________________________, as attorney, to transfer the Equity Interest in said Issuer with full power of substitution in the premises. The term “Equity Interest” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, “equity security” (as such term is defined in Rule 3(a)11‑1 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, promulgated by the Securities and Exchange Commission and any successor thereto) or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

Dated: _____________20__	PLEDGOR: Rubicon Project Unlatch, Inc. By: Name: Title:

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